Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 (Amendment No. 1) of our report dated May 12, 2017 relating to the financial statements of Glocorp Inc as of December 31, 2016 and 2015 and for the year ended December 31, 2016 and the one day ended December 31, 2015. We also consent to the reference to our firm under the heading “Interest of Named Experts and Counsel” appearing therein.

/s/ GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

May 12, 2017